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                                                               EXHIBIT 10(q)(1)

                         AMERICAN ELECTRIC POWER SYSTEM

                      INCENTIVE COMPENSATION DEFERRAL PLAN



                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE

     1.1 The American Electric Power System Incentive Compensation Deferral Plan ("Plan") is established to allow Eligible Employees to elect to defer receipt of all or a portion of their Incentive Compensation until their termination of employment.

     1.2 The effective date of the Plan is January 1, 2001.


                                   ARTICLE II

                                   DEFINITIONS

     2.1 "Account" means the separate memo account established and maintained by the Company or the recordkeeper employed by the Company to record Participant deferrals of Incentive Compensation and to record any related Investment Income on the Fund or Funds selected by the Participant or Former Participant.

     2.2 "Base Compensation" means an employee's regular base salary or wage including any salary or wage reductions made pursuant to sections 125 and 402(e) of the Code and employee elective contributions to the American Electric Power System Supplemental Retirement Savings Plan.

     2.3 "Code" means the Internal Revenue Code of 1986 as amended from time to time.

     2.4 "Committee" means employees of the Company holding the following offices; Senior Vice President Human Resources, Executive Vice President - Shared Services, and Executive Vice President - Finance and Analysis.

     2.5 "Company" means American Electric Power Service Corporation, its subsidiaries and affiliates.

     2.6 "Disability" means the Participant's entitlement to disability benefits under the terms of the American Electric Power System Disability Plan.

     2.7 "Eligible Employee" means any employee of the Company whose Base Compensation for the Plan Year exceeds $100,000 or is in salary grade 26 or higher.

     2.8 "Former Participant" means a Participant who has terminated employment or a Participant who is no longer an Eligible Employee but who has Funds in the Plan.

     2.9 "Fund" means the investment options made available to Eligible Employees in the American Electric Power System Retirement Savings Plan or other funds selected by the Committee.

     2.10 "Incentive Compensation" means incentive compensation paid pursuant to the terms of annual and long-term incentive compensation plans approved by the Committee for inclusion in the Plan. Incentive Compensation will not include Base Compensation, non-annual bonuses compensation (such as but not limited to project bonuses and sign-on bonuses), severance pay, or relocation payments

     2.11 "Investment Income" means with respect to the Fund or Funds selected by the Participant or Former Participant the earning, gains and losses derived from the investment of deferred compensation in the Fund or Funds.

     2.12 "Participant" means an Eligible Employee who elects to defer part or all of his or her Incentive Compensation.

     2.13 "Plan Year" means the calendar year commencing each January 1and ending each December 31.

     2.14 "Retirement" means a Participant or Former Participant's termination of employment after attaining age 55 and the completion of five years of service with the Company.


                                   ARTICLE III

                                 ADMINISTRATION

     3.1 The Committee shall (i) administer and interpret the terms and conditions of the Plan, (ii) establish reasonable procedures with which Participants must comply to exercise any right established hereunder, and (iii) be permitted to delegate its responsibilities or duties hereunder to any person or entity. The rights and duties of the Participants and all other persons and entities claiming an interest under the Plan are subject to, and governed by, such acts of administration, interpretation, procedure and delegation taken by the Committee.

     3.2 The Committee may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties all as the Committee may consider necessary or advisable to properly carry out the administration of the Plan.

     3.3 The Company shall maintain, or cause to be maintained, records showing the individual balances in each Participant's Account. Each Participant shall receive quarterly statements setting forth the balance of the Participant's Account at the end of the quarter. The maintenance of the Account records and the distribution of the quarterly statements may be delegated to a recordkeeper by either the Company or the Committee.


                                   ARTICLE IV

                                  PARTICIPATION

     4.1 Eligible Employees shall become Plan Participants by making a deferral election on a form prescribed by the Company to defer part or all of the Eligible Employee's Incentive Compensation earned during the Plan Year but which is paid after the end of the Plan Year.


                                    ARTICLE V

                                    DEFERRALS

     5.1 A Participant shall make a separate Incentive Compensation deferral election for each Plan Year. If a deferral election for a Plan Year is not made within the time period prescribed by the Company, no portion of the Eligible Employee's Incentive Compensation for the Plan Year shall be deferred.

     5.2 All deferred Incentive Compensation shall be paid in accordance with the distribution option selected by the Participant in accordance with the terms of section 7.3.


                                   ARTICLE VI

                         INVESTMENT OF DEFERRED AMOUNTS

     6.1 All deferred incentive compensation shall be invested in the Funds selected by the Participant. A Participant may change the selected Funds by notifying the recordkeeper retained by the Company. Any change in the Funds selected by the Participant shall be implemented as soon as practicable.

     6.2 A Participant or Former Participant may elect to transfer all or a portion of the Funds to any other Fund or Funds by giving notice to the recordkeeper. Transfers between Funds may be made in any whole percentage or dollar amounts and shall be implemented as soon as possible.

     6.3 The Funds shall be valued daily at their fair market value and each Participant's and Former Participant's Account shall be valued daily at its fair market value. The fair market value shall be calculated by the recordkeeper.

     6.4 The Plan is an unfunded non-qualified deferred compensation plan and amounts credited to a Participant's or Former Participant's Account and the investment of the credited amounts in the Fund or Funds selected by the Participant or Former Participant are memo accounts that represent general, unsecured liabilities of the Company payable exclusively out of the general assets of the Company.


                                   ARTICLE VII

                                  DISTRIBUTIONS

     7.1 Upon a Participant's or Former Participant's termination of employment with the Company for any reason other than Retirement, Disability or death the Company shall pay the Participant or the Former Participant the full amount credited to the Participant's or Former Participant's Account. The payment shall be made within 60 days of the Participant's or Former Participant's termination of employment.

     7.2 Upon a Participant's or Former Participant's termination of employment due to Retirement, Disability or death benefits shall be paid in the form elected by the Participant or Former Participant that is in effect at least one year prior to the payment or the scheduled payment to the Participant whichever is sooner. The payment form elected by a Participant or a Former Participant shall apply to all Incentive Compensation deferral elections made by the Participant or the Former Participant.

     7.3 The form of benefit payments shall be one of the following:

          1. A single lump sum distribution at the time of Retirement or Disability or up to five years after Retirement or Disability;

          2.   Annual distributions over not less than two and not more than ten
               years   commencing   one  to  five  years  after   Retirement  or
               Disability;

     7.4 Distributions to Participants who are not executive officers of the Company shall commence as soon as practical (generally within 60 days) after the Participant's or Former Participant's Retirement, Disability or death unless a Participant has elected to defer distributions. Distributions to Participants who are executive officers of the Company shall commence in January of the year following the Participant's or Former Participant's Retirement, Disability or death unless a Participant has elected to defer distributions. If the Participant or Former Participant elected to defer distributions for one to five years, distributions shall be made on the selected deferral date except for balances of $5,000 or less as provided in section 7.5.

     7.5 If a Participant's or Former Participant's Account is $5,000 or less on the date that such Participant or Former Participant becomes eligible for a distribution due to Retirement, Disability, death or the receipt of a withdrawal request, the full value of the Account shall be distributed as a lump sum.

     7.6 If an annual distribution is selected, the amount to be distributed in any one-year shall be determined by dividing the Participant's or Former Participant's Account by the number of years remaining in the elected distribution period. The Participant or Former Participant electing annual distributions shall have the right to make changes in the Fund or Funds the Account is invested in accordance with section 6.2.

     7.7 Notwithstanding any other provision of this Plan a Participant or Former Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution from his or her Account of an amount equal to or greater than 25% of the Participant's Account as of the date of the request. The date of the request shall be the date the Committee or the Committee's representative receives the request. The lump sum amount to be paid to the Participant shall be subject to a 10% early withdrawal penalty, which penalty shall reduce the amount to be distributed to the Participant or Former Participant. The Participant or Former Participant shall forfeit the amount of the 10% withdrawal penalty. The lump sum amount shall be paid within 60 days after the Committee receives the withdrawal request. Any Participant or Former Participant who elects to receive a benefit under this section shall not be eligible to participate in future Incentive Compensation deferrals for the Plan Year in which the request is made and for two consecutive Plan Years thereafter and the Participant may not request any additional withdrawals prior to the Participant's termination of employment.


                                  ARTICLE VIII

                                  BENEFICIARIES

     8.1 Each Participant or Former Participant shall have the right at any time, to designate one or more persons or an entity as a beneficiary (both primary or secondary) to whom benefits under this Plan shall be paid in the event of a Participant's or Former Participant's death prior to complete distribution of the Account. Each beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant's or Former Participant's lifetime.

     8.2 If the designated beneficiaries predecease the Participant or Former Participant, or if the Participant or Former Participant did not designate a beneficiary, or if the beneficiary designation is not valid, the value of the Account shall be distributed to the Participant's or Former Participant's spouse if then living. If the spouse is not living, then the value of the Account shall be distributed to the representative of the estate. Distributions to a surviving spouse, beneficiary or representative of the estate shall be made as soon as reasonable in accordance with a distribution election made by the surviving spouse, beneficiary or representative of the estate. If a distribution election is not completed within 90 days of the Participant's or Former Participant's death, the value of the account shall be distributed in a lump sum.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     9.1 Each Participant agrees that as a condition of participation in the Plan, the Company may withhold federal, state and local income taxes, Social Security taxes and Medicare taxes from any distribution hereunder to the extent that such taxes are then payable.

     9.2 In the event that a Participant or beneficiary is unable to care for his or her affairs because of illness or accident, the Company may direct that any payment due the Participant or the beneficiary be paid to the duly appointed legal representative of the Participant or beneficiary, and any such payment so made shall be a complete discharge of the liabilities of the Plan and the Company.

     9.3 The Company intends to continue the Plan indefinitely but reserves the right to modify the Plan from time to time, or to terminate the Plan entirely, provided that no such modification or termination shall affect or otherwise deprive a Participant or beneficiary of any distributions to which they may be entitled under the Plan.

     9.4 Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon a Participant any right to continue in the employ of the Company.

     9.5 The Plan shall be construed and administered according to the laws of the State of Ohio.